SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                              (AMENDMENT NO.    )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                         BALTIC INTERNATIONAL USA, INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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                         BALTIC INTERNATIONAL USA, INC.
                      1990 Post Oak Boulevard, Suite 1630
                           Houston, Texas  77056-3813



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON SEPTEMBER 12, 1997





     Notice is hereby given that the 1997 Annual Meeting of Shareholders of Baltic International USA, Inc. ("Company") will be held at the University Club, Library Room, 5051 Westheimer, Post Oak Tower, Suite 355, Houston, Texas at 9:30 a.m. on September 12, 1997 for the following purposes:

     1.  To elect nine directors;

     2.  To approve and ratify amendments to the Articles of Incorporation;

     3. To ratify the selection of Arthur Andersen as independent auditors of the Company for the fiscal year ending December 31, 1997;

     4.  To approve and ratify an amendment to the 1992 Equity Incentive Plan;
         and

     5. To transact such other business as may properly come before the meeting.

     Common shareholders of record at the close of business on August 12, 1997 will be entitled to notice of and to vote at the meeting.



                                   By Order of the Board of Directors



                                   David A. Grossman, Corporate Secretary




August 18, 1997



                         BALTIC INTERNATIONAL USA, INC.
                       1990 Post Oak Boulevard, Suite 1630
                            Houston, Texas  77056-3813

                           (Principal Executive Office)



                                 PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS


                                  INTRODUCTION

     This Proxy Statement is being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Baltic International USA, Inc. ("Company") for use at the 1997 Annual Meeting of Shareholders of the Company ("Meeting") to be held at the University Club, Library Room, 5051 Westheimer, Post Oak Tower, Suite 355, Houston, Texas at 9:30 a.m. on September 12, 1997, and at any adjournments thereof, for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about August 18, 1997.

     The close of business on August 12, 1997, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournment thereof. As of the record date, there were 9,615,270 shares of the Company's common stock, par value $.01 per share ("Common Stock"), issued and outstanding.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote on the record date is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted towards a quorum. If a quorum is not present or represented at the Meeting, the shareholders present at the meeting or represented by proxy, have the power to adjourn the Meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present or represented. At any such adjourned Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Meeting.

     With respect to the election of directors, votes may be cast in favor or withheld. Directors are elected by a plurality of the votes cast at the Meeting, and votes that are withheld will be excluded entirely from the vote and will have no effect. Shareholders may not cumulate their votes in the election of directors. The affirmative vote of two-thirds of the shares of Common Stock present in person or by proxy at the Meeting and entitled to vote is required for approval of Item 2. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Meeting and entitled to vote is required for approval of Items 3 and 4. Abstentions will have the same effect as a vote against a proposal.

     Brokers who hold shares in street name for customers are required to vote those shares in accordance with instructions received from the beneficial owners. In addition, brokers are entitled to vote on certain items, such as the election of directors, the ratification of auditors and other "discretionary items," even when they have not received instructions from beneficial owners. Brokers are not permitted to vote for other "non-discretionary" items without specific instructions from the beneficial owners. Under applicable Texas law, broker non-votes will have no effect on any of the proposals.

     All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Meeting in accordance with the directions on the proxies. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED (i) TO ELECT NINE DIRECTORS (ii) TO APPROVE AND RATIFY THE AMENDMENTS TO THE ARTICLES OF INCORPORATION; (iii) TO RATIFY THE SELECTION OF ARTHUR ANDERSEN AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997; (iv) TO APPROVE AND RATIFY THE AMENDMENT TO THE 1992 EQUITY INCENTIVE PLAN; AND (v) TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by one of the following methods:
(a) execution and submission of a revised proxy, (b) written notice to the Secretary of the Company, or (c) voting in person at the Meeting.


ANNUAL REPORT

     The Annual Report on Form 10-KSB covering the Company's fiscal year ended December 31, 1996, including audited financial statements, is enclosed herewith. The Annual Report does not form any part of the material for solicitation of proxies.

     The Company will provide exhibits to its Annual Report on Form 10-KSB, upon payment of the reasonable expenses incurred by the Company in furnishing such exhibits, upon written request to the Corporate Secretary of the Company, at 1990 Post Oak Boulevard, Suite 1630, Houston, Texas 77056-3813.

                                     ITEM I

                             TO ELECT NINE DIRECTORS

Directors and Nominees

     The following table sets forth with respect to each nominee named herein and each director whose term of office will continue for a period after the Annual Meeting: (i) the name and age of such person; and (ii) the year during which such person first became a director of the Company. The Bylaws of the Company provide that the number of directors will be determined by the Board of Directors. The shareholders will elect nine directors for the coming year and the Company's Articles of Incorporation require that the election of directors be in three staggered classes. Three nominees in each class are proposed to be elected at this Annual Meeting. The Class I directors will serve, if elected, for a one-year term to expire at the 1998 Annual Meeting of Shareholders, the Class II directors will serve, if elected, for a two-year term to expire at the 1999 Annual Meeting of Shareholders, and the Class III directors will serve, if elected, for a three-year term to expire at the 2000 Annual Meeting of Shareholders and until their successors are chosen and has qualified. All of the director nominees, except for Jonas af Jochnick and Adolf af Jochnick, presently serve as directors of the Company. There is no family relationship between or among any of the directors, director nominees and executive officers of the Company, except for Jonas af Jochnick and Adolf af Jochnick who are brothers.

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the director nominees listed herein. Although the Board of Directors of the Company does not contemplate that any of the director nominees will be unable to serve, if such a situation arises prior to the Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

Name                             Age                    Director Since
Class I - Nominees; if elected, terms expire at the first succeeding annual meeting (1998)
Homi M. Davier                    49                         1991
Paul R. Gregory                   56                         1991
Morris A. Sandler                 50                         1995

Class II - Nominees; if elected, terms expire at the second succeeding annual meeting (1999)
James W. Goodchild                42                         1996
Adolf af Jochnick                 68                          N/A
Ted Reynolds                      66                         1993

Class III - Nominees; if elected, terms expire at the third succeeding annual meeting (2000)
Jonas af Jochnick                 60                          N/A
Robert L. Knauss                  66                         1991
Juris Padegs                      65                         1993

     Mr. Knauss has served as chief executive officer since January 1994. Mr. Knauss served as Dean of the University of Houston Law Center from 1981 through December 1993. Mr. Knauss was involved in establishing the relationship between the University of Houston Law Foundation and the former Soviet Union in 1991 whereby the University of Houston Law Foundation assisted the former Soviet Union in creating the Petroleum Legislation Project, and was involved with the government of Russia in the development of privatization legislation. Mr. Knauss has served as a director of Equus Investments, Inc. since 1984 and as one of the two United States directors for the Mexico Fund since 1985. He was elected as a director of Philip Services Corp. in 1997 following the merger of Allwaste, Inc. and Philip Services Corp. Securities of the Mexico Fund, Philip Services Corp. and Equus Investments, Inc. are registered under the Securities Exchange Act of 1934 (the "Exchange Act"). Mr. Knauss is a graduate of Harvard University and the University of Michigan Law School. Mr. Knauss has traveled extensively to the former Soviet Union.
Mr. Knauss has served as chairman of the board of the Company since its inception in March 1991.

     Mr. Goodchild has served as chief operating officer since October 1994 and as chief financial officer of the Company since September 1993. Mr. Goodchild served as the Company's vice president of finance and development from July 1992 to August 1993. From August 1989 through June 1992, Mr. Goodchild attended the University of Houston where he acquired a B.A. degree in Russian and Soviet Studies, and a B.A. degree in International Relations. Mr. Goodchild is fluent in Russian.
Mr. Goodchild was project administrator of the Russian Petroleum Legislation Project from July 1992 to December 1992. From 1984 to March 1989, Mr. Goodchild was employed with MCorp, formerly a Dallas-based bank holding company, where he served as senior vice president and manager of credit administration of MCorp's Collection Bank. Additionally,
Mr. Goodchild acquired a B.S. degree in finance from the University of Houston in 1978.

     Mr. Davier served as president of the Company since its inception in March 1991 until August 1995. Mr. Davier has served as a director and as the Company's managing director to Baltic International Airlines ("BIA") since June 1991. Mr. Davier served as senior traffic assistant of Air India from 1971 to 1975, and assisted in the start-up of Gulf Air in Oman from 1975 to 1978 and in the start-up of the Middle Eastern operations of Air Bangladesh and Sabena Belgian Airlines from 1978 to 1980. Mr. Davier has served as chairman of the board and president of Capricorn Travel and Tours, Inc. since April 1983. Mr. Davier is the founder and president of Capricorn Computers, established in 1985, which developed and markets the Capri 2020, a revenue accounting and management report system for travel agencies. Mr. Davier has been chief executive officer of Travel Stop, a Houston-based retail travel outlet, since 1990. Mr. Davier graduated from Hislop College in Nagpur, India.

     Dr. Gregory served as treasurer, on a part-time basis, of the Company since its inception in March 1991 until August 1995. Dr. Gregory is the Cullen Professor of Economics and Finance at the University of Houston where he has been a faculty member since 1972. Dr. Gregory was involved in creating the Petroleum Legislation Project with Russia and he served as project coordinator of the Russian Securities Project in conjunction with the Russian State Committee for Property Management and the various Russian stock exchanges. Dr. Gregory serves as advisor to a number of major United States corporations on their Russian business activities, and has been active in the former Soviet Union for 25 years. Dr. Gregory has served as chairman of the board of Amsovco International Consultants, Inc. since 1988. Dr. Gregory has also served as a consultant to the World Bank. Dr. Gregory graduated from Harvard University with a Ph.D. in economics and is fluent in Russian and German. Dr. Gregory is the author of a text on the Soviet and Russian economies.

     Mr. Jonas af Jochnick, a Swedish citizen, has been chairman of the board and chief executive officer of ORESA Ventures S.A., a venture capital company concentrating on Eastern Europe and listed on the Stockholm stock exchange, since January 1995. Since June 1990, he has been chairman of the board and chief executive officer of Oriflame Eastern Europe, S.A. and vice chairman of Oriflame International S.A. The two Oriflame companies both manufacture cosmetic and skin care products which are marketed on a global basis. Oriflame International is listed on the London Stock exchange. Mr. Jochnick holds a law degree from the University of Stockholm, Sweden and an MBA from Harvard Business School.

     Mr. Adolf af Jochnick, an American citizen, has been general counsel of Oriflame International, S.A. since 1990. He is admitted to the Bar in New York and Connecticut. Mr. Jochnick holds an LLB from Harvard Law School, an MA from the University of Kansas and a BA from the University of Stockholm, Sweden.

     Mr. Padegs served as a managing director of Scudder, Stevens &
Clark, an international investment and management firm from 1985 to 1996, has been employed with Scudder, Stevens & Clark since 1964 and is now Advisory Managing Director at that firm. Mr. Padegs is the director of a number of international investment companies, including Scudder New Europe Fund and Scudder New Asia Fund. Mr. Padegs is the chairman and director of the Korea Fund and the Brazil Fund. Mr. Padegs was born in Latvia and holds a Bachelor of Arts and a law degree from Yale University.
Mr. Padegs is fluent in Latvian and German. In July 1994, he was appointed by President Clinton to the board of the Baltic American Enterprise Fund, a $50 million fund to promote private enterprise in the Baltic States. Mr. Padegs is also a member of the Audit Committee and Compensation Committee.

     Mr. Reynolds has been president of Houston Grain Company since 1983 and vice president of Mid-America Grain Commodities since 1976. He also formed and is owner of Red River Grain Company. He is actively involved in various international business transactions. Mr. Reynolds is a graduate of Texas Christian University. Mr. Reynolds is also a member of the Audit Committee and Compensation Committee.

     Mr. Sandler has been a consultant to Global TeleSystems Group, Inc. ("GTS"), an independent telecommunications company in Russia, since 1995. Prior to that, Mr. Sandler served as executive vice president from February 1994 to November 1995 and acting chief operating officer from April 1993 to February 1994 of GTS. From 1990 to 1994, Mr. Sandler was an employee of Alan B. Slifka and Company. Since November 1995, Mr. Sandler has been a principal of Pennwood Capital Corporation, a venture capital investment and management firm. Mr. Sandler received a B.A. degree from Cornell University in 1969, and an M.B.A. from the University of Chicago Graduate School of Business in 1976. Mr. Sandler is also a member of the Audit Committee and Compensation Committee.

Meetings and Committees of the Board of Directors

     The Board of Directors held four meetings in 1996, and each director of the Company was in attendance. The Audit Committee reviews and reports to the Board on the financial results of the Company's operations and the results of the audit services provided by the Company's independent accountants, including the fees and costs for such services. The Audit Committee, consisting of Messrs. Padegs, Reynolds and Sandler, held two meetings during 1996. The Compensation Committee reviews compensation paid to management and recommends to the Board of Directors appropriate executive compensation. The Compensation Committee, consisting of Messrs. Reynolds, Padegs and Sandler, held one meeting during 1996.

Director Compensation

     Outside directors are entitled to receive options to purchase 10,000 shares in their first year of service and 5,000 shares of Common Stock per year thereafter as compensation and reimbursement of out-of-pocket expenses to attend board meetings. In December 1995, Messrs. Padegs, Reynolds and Sandler each received options to purchase 15,000 shares of Common Stock at a price of $1.375 per share pursuant to this arrangement. Also in December 1995, Messrs. Davier and Gregory each received options to purchase 50,000 shares at a price of $1.375 per share for services rendered. Such options expire in December 2000. In December 1996, Messrs. Davier, Gregory, Padegs, Reynolds and Sandler each received options to purchase 5,000 shares of Common Stock at a price of $0.8125 per share. Such options expire in December 2001.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file reports with the Securities and Exchange Commission relating to transactions and holdings in the Company's common stock. The Company believes that during the fiscal year ended December 31, 1996 all such filing requirements were satisfied.

     THE BOARD OF DIRECTORS HAS NOMINATED THE ABOVE-REFERENCED DIRECTORS FOR ELECTION BY THE SHAREHOLDERS AND RECOMMENDS A VOTE FOR SUCH ELECTION. THE ELECTION OF THESE DIRECTORS REQUIRES A PLURALITY OF THE VOTES CAST BY THE HOLDERS OF SHARES OF COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE IN THE ELECTION OF DIRECTORS.

                                      ITEM 2

       TO APPROVE AND RATIFY AMENDMENTS TO THE ARTICLES OF INCOPORATION

     The Company's Articles of Incorporation authorize for the issuance of Twenty Million Five Hundred Thousand (20,500,000) shares, consisting of Twenty Million (20,000,000) shares of Common Stock having a par value of $.01 per share and Five Hundred Thousand (500,000) shares of Preferred Stock having a par value of $10.00 per share. In August 1997, the Board of Directors determined it to be in the best interest of the Company that the Articles of Incorporation be amended to increase the number of shares of Common Stock authorized to be issued from 20,000,000 to 40,000,000. The effect of this increase will be to allow the Company to issue additional shares of Common Stock in connection with equity issued for general business purposes and stock options and warrants exercised. As of the record date, 9,615,270 shares of Common Stock were outstanding.

     The Company's Articles of Incorporation list the Company's previous address as its registered office. The Board of Directors wish to amend the Articles of Incorporation to reflect the Company's current address of 1990 Post Oak Boulevard, Suite 1630, Houston, Texas 77056 as its registered office and the registered agent to be James W. Goodchild.

     In August 1997, the Board of Directors approved these amendments to the Articles of Incorporation, which would increase the number of authorized shares of Common Stock to Forty Million (40,000,000) and change the address of the Company's registered office to 1990 Post Oak Boulevard, Suite 1630, Houston, Texas 77056. The Board of Directors is seeking approval and ratification of this amendment from the Company's shareholders.

     THE BOARD OF DIRECTORS HAS APPROVED THE AMENDMENTS TO THE ARTICLES OF INCORPORATION AND RECOMMENDS A VOTE FOR THE APPROVAL AND RATIFICATION OF SUCH AMENDMENTS. SUCH APPROVAL AND RATIFICATION REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF TWO-THIRDS OF SHARES OF COMMON STOCK ENTITLED TO VOTE AND REPRESENTED IN PERSON OR BY PROXY AT THE MEETING.

                                      ITEM 3

      TO RATIFY THE SELECTION OF ARTHUR ANDERSEN AS INDEPENDENT AUDITORS
          OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997

     The Board of Directors has approved the engagement of Arthur Andersen as independent auditors for the consolidated financial statements for the fiscal year ending December 31, 1997. The Board of Directors wishes to obtain from the shareholders a ratification of the Board's action in appointing Arthur Andersen as independent auditors of the Company for the fiscal year ending December 31, 1997. The engagement of Arthur Andersen for audit services has been approved by the Board itself.

     Arthur Andersen's report on the Company's consolidated financial statements for 1996 contained a modified opinion to reflect that incurred losses from operations have raised substantial doubt about the ability of the Company to continue as a going concern. There have been no disagreements with the independent auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure. The independent auditors' report did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     On July 14, 1995, the Company dismissed Price Waterhouse LLP as the Company's independent accountants and, on July 28, 1995, approved the engagement of BDO Seidman, LLP ("Price Waterhouse") as the Company's independent accountant. This change was recommended by the Board of Directors and approved by the Company's shareholders at its annual meeting on August 29, 1995. There was no disagreement with Price Waterhouse on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     On August 30, 1996, BDO Seidman, LLP ("Former Accountant") informed the Company that it was resigning from its position as the Company's accounting firm, and on November 8, 1996, the Company approved the engagement of Arthur Andersen LLP ("Current Accountant") as the Company's independent accountant.

     In the event the appointment of Arthur Andersen as independent accountants for fiscal 1997 is not ratified by the shareholders, the adverse vote will be considered as a direction to the Board of Directors to select other accountants for the following year. However, because of the difficulty in making any substitution of accountants so long after the beginning of the current fiscal year, it is contemplated that the appointment for fiscal 1997 will be permitted to stand unless the Board of Directors finds other good reason for making a change.

     Representatives of Arthur Andersen are expected to be present at the Meeting, with the opportunity to make a statement if desired to do so. Such representatives are also expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS HAS RECOMMENDED THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997. SUCH RATIFICATION REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES OF COMMON STOCK ENTITLED TO VOTE AND REPRESENTED IN PERSON OR BY PROXY AT THE MEETING.

                                      ITEM 4

  TO APPROVE AND RATIFY AN AMENDMENT TO THE 1992 EQUITY STOCK INCENTIVE PLAN

     In September 1992, the Board of Directors of the Company adopted the 1992 Equity Incentive Plan ("Plan"), which Plan was approved and ratified by the shareholders of the Company in February 1994. The Plan, as amended in December 1995, authorized the grant thereunder of options to purchase up to 1,500,000 shares of Common Stock of the Company with evergreen provisions included in the Plan. The original Plan was for five years and expires in September 1997. In August 1997, the Board of Directors determined it to be in the best interest of the Company that the Plan be amended to extend the term of the Plan an additional five years from September 1997 to September 30, 2002. The effect of this extension will be to allow the Company to grant additional options to current and future executives and other employees, and for general business purposes under the Plan. As of the record date, options to purchase 569,000 shares were outstanding under the Plan. The granting of any additional options under the Plan could have the effect of diluting earnings per share of Common Stock and reducing book value per share of Common Stock.

     In August 1997, the Board of Directors approved this amendment to the Plan, which would extend the Plan's term to September 30, 2002. The Board of Directors is seeking approval and ratification of this amendment from the Company's shareholders. All of the directors of the Company nominated for election at the Meeting hold options granted pursuant to the Plan. Description of Plan

     Below is a summary of the principal provisions of the Plan, as amended. Copies of the Plan are available upon written request to the Company. The only amendment requested in this Proxy Statement is the extension of the life of the Plan for an additional five years.

General Information

     The Plan was adopted by the Board of Directors of the Company in September 1992 and was approved and ratified by the shareholders of the Company in February 1994. The Plan was amended by the Board of Directors in March 1995 and such amendment was approved and ratified by the shareholders of the Company in August 1995. The Plan was amended again by the Board of Directors in December 1995. The Plan provides for the issuance of up to 1,500,000 shares of the Company's Common Stock, par value $.01 per share, pursuant to awards granted under the Plan. Effective December 1, 1995 and continuing through September 2002, upon exercise of any outstanding Option, whether partial or in full, the shares of Common Stock allocable to the exercised portion of such Option may again be available for option grants under the Plan and the sum of the number of shares subject to issued and outstanding Options plus the number of shares available for Option grants shall remain constant at 1,500,000. In the event that any outstanding Option shall for any reason expire or terminate without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan. The purpose of the Plan is to advance the interests of the Company by enhancing its ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company through ownership of shares of the Company's Common Stock. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Administration

     The Plan is administered by the Compensation Committee of the Board of Directors consisting of not less than two members. The Committee has authority to: (a) grant Awards at such time or times as it may choose; (b) determine the size of each Award; (d) determine the terms and conditions of each Award; (e) waive compliance by a Participant with any obligations to be performed by the Participant under an Award and waive any term or condition of an Award; (f) amend or cancel an existing Award in whole or in part (and if an award is canceled, grant another Award in its place on such terms as the Board shall specify), except that the Board may not, without the consent of the holder of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder; (g) prescribe the form or forms of instruments that are required or deemed appropriate under the Plan, including any written notices and elections required of Participants, and change such forms from time to time; (h) adopt, amend and rescind rules and regulations for the administration of the Plan; and (i) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

     The Committee currently consists of three members. All members of the Committee have received awards under the Plan. The members of the Committee are appointed by and serve at the pleasure of the Board of Directors, which may from time to time change the Committee's membership.

Securities Subject to the Plan

     The aggregate number of shares of Common Stock that may be delivered under the Plan is 1,500,000, subject to adjustment in the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to common shareholders other than normal cash dividends. Effective December 1, 1995 and continuing through September 30, 2002, upon exercise of any outstanding Option, whether partial or in full, the shares of Common Stock allocable to the exercised portion of such Option may again be available for option grants under the Plan and the sum of the number of shares subject to issued and outstanding Options plus the number of shares available for Option grants shall remain constant at 1,500,000. In the event that any outstanding Option shall for any reason expire or terminate without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan. If any Award requiring exercise by the Participant for delivery of Stock terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants. Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

Employees Who May Participate in the Plan

     Participants under the Plan include persons who are employees of the Company and other persons or entities who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company. The approximate number of participants at August 12, 1997 are 6 employees and 5 other persons.

Purchase of Securities Pursuant to the Plan and Payment for Securities Offered

     Both "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (any Option intended to qualify as an incentive stock option being hereinafter referred to as an "ISO"), and Options that are not incentive stock options, may be granted under the Plan. ISOs shall be awarded to Employees.

     Exercise Price. The exercise price of an Option will be determined by the Board subject to the following:

     (1) The exercise price of an ISO shall not be less than 100% (110% in the case of an ISO granted to a ten-percent shareholder) of the fair market value of the Stock subject to the Option, determined as of the time the Option is granted. A "ten-percent shareholder" is any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

     (2) In no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the stock issued.

     (3) The Board may reduce the exercise price of an Option at any time after the time of grant, but in the case of an Option originally awarded as an ISO, only with the consent of the Participant.

     Duration of Options. The latest date on which an Option may be exercised will be the seventh anniversary (third anniversary, in the case of an ISO granted to a ten-percent shareholder) of the day immediately preceding the date the Option was granted, or such earlier dates as may have been specified by the Board at the time the Option was granted.

     Exercise of Options. An Option will become exercisable at such time or times, and on such conditions as the Board may specify. The Board may at any time accelerate the time at which all or any part of the Option may be exercised.

     Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Board and (2) payment in full for the number of shares for which the Option is exercised.

     Payment for Stock. Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to an order of the Company or (2) if so permitted by the instrument evidencing the Option (or in the case of an Option which is not an ISO, by the Board at or after grant of the Option), (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Board expressly approves a shorter period) and which have a fair market value on the last business day preceding the date of exercise equal to the exercise price, or (ii) by delivery of a promissory note of the Option holder to the Company, payable on such terms as are specified by the Board, and (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, (iv) by any combination of the permissible forms of payment; provided that if the Stock delivered upon exercise of the Option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock must be paid other than by the Option holder's personal check or promissory note.

     Discretionary Payments. If the market price of shares of Stock subject to an Option exceeds the exercise price of the Option at the time of its exercise, the Board may cancel the Option and cause the Company to pay in cash or in shares of Common Stock (at a price per share equal to the fair market value per share) to the person exercising the Option an amount equal to the difference between the fair market value of the Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid. The Board may exercise its discretion to take such action only if it has received a written request from the person exercising the Option, but such a request will not be binding on the Board.

     Loans. The Company may make a loan to a Participant ("Loan"), either on the date of or after the grant of any Award to the Participant. A Loan may be either in connection with the purchase of Stock under the Award or with the payment of any Federal, state and local income tax with respect to income recognized as a result of the Award. The Board will have full authority to decide whether to make a Loan, including the interest rate (which may be zero), whether the Loan is to be secured or unsecured or with or without recourse against the borrower, the terms on which the Loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no Loan may have a term (including extensions) exceeding ten years in duration.

     Supplemental Grants. In connection with any Award, the Board may at the time such Award is made or at a later date, provide for and grant a cash award to the Participant ("Supplemental Grant") not to exceed an amount equal to (1) the amount of any federal, state and local income tax on ordinary income for which the Participant may be liable with respect to the Award, determined by assuming taxation at the highest marginal rate, plus (2) an additional amount on a grossed-up basis intended to make the Participant whole on an after-tax basis after discharging all the Participant's income tax liabilities arising from all payments under the Plan. Any payment of a Supplemental Grant will be made at the time the Participant incurs Federal income tax liability with respect to the Award.

     No Award may be granted under the Plan after September 30, 2002, but Awards previously granted may extend beyond that date.

     Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company's right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Employees.

     The Board may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the shareholders of the Company, effectuate a change for which shareholder approval is required in order for the plan to continue to qualify for the award of ISOs under section 422 of the Code and to continue to qualify under Rule 16b-3 promulgated under
Section 16 of the Exchange Act.

Tax Effects of Plan Participation

     The discussion below describes certain federal income tax aspects of Awards which may be made under the Plan, based upon federal income tax laws in effect on the date hereof. The summary below does not purport to be an exhaustive discussion of all federal income tax aspects of the ownership and exercise of the Awards, and no information is provided with respect to estate, inheritance, state or local tax laws, although there may be certain tax consequences under those laws upon the receipt or exercise of an Award or upon the disposition of property acquired upon exercise or in connection with an Award.

     The exact federal income tax treatment of Awards will depend on the specific nature of any such Award. Such an Award may, depending on the conditions applicable to the Award, be taxable as an option, an Award of restricted or unrestricted stock, an Award which is payable in cash, or otherwise. Tax consequences will also vary depending upon whether the recipient of the Award is permitted, as authorized by the Plan, to pay the exercise or purchase price of Awards or applicable withholding taxes by delivering previously owned shares or having shares withheld. Since tax considerations will also vary with individual circumstances, Participants are advised to consult their personal tax advisors with regard to all possible tax consequences arising from the grant or exercise of an Award and the ownership or disposition of stock or other property acquired upon exercise of or in connection with an Award.

     The Plan is not a qualified pension, profit-sharing or stock bonus plan under Section 401(a) of the Code. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

     Incentive Stock Options. A grantee will generally have no taxable income upon either the grant or exercise of an incentive stock option. If the grantee does not dispose of shares acquired pursuant to the exercise of an incentive stock option within two years of the grant or one year of the exercise, any gain or loss realized in their subsequent disposition will be capital gain or loss. If such holding period requirements are not satisfied, the grantee will generally realize ordinary income at the time of disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise (or if less, the amount realized upon disposition) over the option price. Any remaining gain is taxed as long-term or short-term capital gain.

     Non-qualified Stock Options. The grant of a non-qualified stock option generally is not a taxable event for the optionee. Upon exercise of the option, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the employee in the year in which such taxable income is recognized and the Company is required to withhold federal income taxes with respect to any amounts included in the employee's taxable income.

     If an optionee pays the exercise price with shares of previously acquired Common Stock, no gain or loss will be recognized upon the disposition of those previously acquired shares. Shares received by the optionee, equal in number to the previously acquired shares used to pay the exercise price, will have the same basis and holding period as the previously acquired shares. The remaining shares received will have a basis equal to their fair market value as of the date of exercise and the holding period for such additional shares will commence as of the date of exercise.

     Withholding Taxes. The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

     In the case of an Award pursuant to which Stock may be delivered, the Board will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Board with regard to such requirements, prior to the delivery of any Stock. If and to the extent that such withholding is required, the Board may permit the Participant or such other person to elect at such time and in such manner as the Board provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement.

     If at the time an ISO is exercised the Board determines that the Company could be liable for withholding requirements with respect to a disposition of the Stock received upon exercise, the Board may require as a condition of exercise that the person exercising the ISO agree (a) to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code) of Stock received upon exercise, and (b) to give such security as the Board deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

     If the employee pays applicable withholding taxes by having the Company withhold shares of Common Stock otherwise issuable upon exercise of an Award, the employee will recognize ordinary income on the date of exercise equal to the difference between the exercise price and the fair market value of all shares with respect to which the Award is exercised, including those shares withheld by the Company. If the employee pays such taxes by surrendering shares of previously acquired Common Stock, the employee will be treated as having disposed of those shares in a taxable transaction and will recognize capital gain or loss equal to the difference between the tax basis of such shares and the fair market value of such shares on the date such shares are surrendered to the Company.

     Stock Sales. If an employee sells shares of Common Stock acquired pursuant to the Plan, the employee generally will recognize capital gain or loss equal to the difference between the sales prices and the tax basis of such shares. Such gain or loss will be long-term or short-term, depending upon whether the holding period for such shares is greater or less than one year.

Withdrawal from the Plan; Assignment of Interest

     Death. All Options held by the Participant immediately prior to death, to the extent then exercisable, may be exercised by the Participant's executor or administrator or the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, at any time within the one year period ending the first anniversary of the Participant's death (or such shorter or longer period as the Board may determine), and shall thereupon terminate. In no even, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to Participant's death. Except as otherwise determined by the Board, all Options held by a Participant immediately prior to death that are not then exercisable shall terminate at death.

     Any payment or benefit under a Supplemental Grant to which the Participant was not irrevocably entitled prior to death will be forfeited and the Award canceled as of the time of death, unless otherwise determined by the Board.

     Termination of Service (Other Than By Death). If a Participant who is an Employee ceases to be an Employee for any reason other than death, or if there is a termination (other than by reason of death) of the consulting, service or similar relationship in respect of which a non-Employee Participant was granted an Award hereunder (such termination of the employment or other relationship being hereinafter referred to as a "Status Change"), the following will apply:

     Except as otherwise determined by the Board, all Options held by the Participant that were not exercisable immediately prior to the Status Change shall terminate at the time of the Status Change. Any Options that were exercisable immediately prior to the Status Change will continue to be exercisable for a period of three months (or such longer period as the Board may determine), and shall thereupon terminate, unless the Award provides by its terms for immediate termination in the event of a Status Change or unless the Status Change results from a discharge for cause which in the opinion of the Board casts such discredit on the Participant as to justify immediate termination of the Award. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to a Participant's termination. For purposes of this paragraph, in the case of a Participant who is an Employee, a Status Change shall not be deemed to have resulted by reason of (i) a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Board, so long as the Employee's right to reemployment is guaranteed either by statute or by contract, or (ii) a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which section 424(a) of the Code applies.

     Any payment or benefit under a Supplemental Grant to which the Participant was not irrevocably entitled prior to the Status Change will be forfeited and the Award canceled as of the date of such Status Change unless otherwise determined by the Board.

     Certain Corporation Transactions. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all of the Company's assets or a dissolution or liquidation of the Company (a "covered transaction"), all outstanding Awards will terminate as of the effective date of the covered transaction, and the following rules shall apply:

     The Board may, in its sole discretion, prior to the effective date of the covered transaction, (1) make each outstanding Option exercisable in full, (2) remove the restrictions from each outstanding share of Restricted Stock, (3) cause the Company to make any payment and provide any benefit each outstanding Deferred Stock Award, Performance Award and Supplemental Grant which would have been made or provided with the passage of time had the transaction not occurred and the Participant not suffered a Status Change (or died), and (4) forgive all or any portion of the principal of or interest on a Loan.

     If an outstanding Award is subject to performance or other conditions (other than conditions relating to the mere passage of time and continued employment) which will not have been satisfied at the time of the covered transaction, the Board may in its sole discretion remove such conditions. If it does not do so, however, such Award will terminate as of the date of the covered transaction.

     With respect to an outstanding Award held by a participant who, following the covered transaction, will be employed by or otherwise providing services to a corporation which is a surviving or acquiring corporation in such transaction or an affiliate of such a corporation, the Board may arrange to have such surviving or acquiring corporation or affiliate grant to the Participant a replacement award which, in the judgment of the Board, is substantially equivalent to the Award.

     No Award (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution, and during an employee's lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

     THE BOARD OF DIRECTORS HAS APPROVED THE AMENDMENT TO THE 1992 EQUITY INCENTIVE PLAN TO EXTEND THE PLAN AN ADDITIONAL FIVE YEARS AND RECOMMENDS A VOTE FOR THE APPROVAL AND RATIFICATION OF SUCH AMENDMENT. SUCH APPROVAL AND RATIFICATION REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES OF COMMON STOCK ENTITLED TO VOTE AND REPRESENTED IN PERSON OR BY PROXY AT THE MEETING.

                               EXECUTIVE OFFICERS

     The following table lists the present executive officers of the Company as of the date hereof and the capacities in which they serve:

     Name of Individual                 Capacity

     Robert L. Knauss                   Chief Executive Officer
     James W. Goodchild                 Chief Operating and Financial Officer
     David A. Grossman                  Corporate Secretary

     Biographical information with respect to Messrs. Knauss and Goodchild is provided under Item 1 above. Officers are elected by and serve at the direction and discretion of the Board of Directors. There are no family relationships between or among any executive officers, directors or director nominees.

     David A. Grossman (age 34) has served as comptroller since November 1995 and as corporate secretary since December 1996. From 1985 to 1995, Mr. Grossman was Audit Senior Manager for Deloitte & Touche LLP.
Mr. Grossman was certified as a CPA in 1986. Mr. Grossman graduated from Indiana University in 1985 with a B.S. degree in accounting.

Other Key Personnel

     The Company employs a number of persons to develop, manage, and operate its aviation-related interests. They are assigned to the Company's different ventures to manage operations, develop business opportunities and to train local specialists.

     Donald D. Janacek (age 28) is assigned to manage AIRO Catering Services and to develop new business prospects in the Eastern European region. He has been employed as manager of the Company's aviation group since April 1994. From July 1993 to April 1994, Mr. Janacek was president of Mosher International, an international investment firm. From August 1992 through July 1993, he was vice president of international marketing for Dockside Incorporated, an international trading company focusing on Eastern Europe and the former Soviet Union. Mr. Janacek graduated from the University of Texas at Austin in 1991 with a B.A. degree in economics.

     Daniel P. Solon (age 66) has served as vice president of marketing for BIA in Europe since January 1993 and has offices in London. Since 1982, Mr. Solon has been an independent corporate relations and marketing consultant specializing in the shipping and aviation industries. Mr. Solon has over 30 years of experience in the international aviation business and has worked in executive management positions with American Airlines and TWA and as a consultant to People Express. Mr. Solon received an M.B.A. from Harvard University and a B.A. degree in Russian studies from Fordham University.

STOCK OWNERSHIP

     The following table sets forth, as of August 12, 1997, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company who beneficially owns more than 5% of the Company's outstanding Common Stock; (ii) each director and director nominee; (iii) each named executive officer; and (iv) all directors and officers as a group:

                                        Shares Beneficially Owned
Name of Beneficial Owner (1)           Number              Percent
Jonas af Jochnick                   2,500,000 (2)           23.01
Citibank (Switzerland)              1,000,000               10.40
Paul R. Gregory                       754,369 (3)            7.66
Robert L. Knauss                      743,178 (4)            7.57
Homi M. Davier                        620,250 (5)            6.36
Juris Padegs                          263,107 (6)            2.71
James W. Goodchild                    245,939 (7)            2.52
Morris A. Sandler                     125,000 (8)            1.29
Ted Reynolds                           76,000 (9)            0.79
David A. Grossman                      43,667 (10)           0.45
Adolf af Jochnick                           0                0.00
All directors, director nominees and
executive officers as a group
(10 persons)                        5,371,510 (11)          45.44

 (1) The business address of each individual is the same as the address of the Company's principal executive offices except for Mr. Jonas af
Jochnick whose business address is Place Flagey 7, bte 7, 1050
Brussels, Belgium; Citibank (Switzerland) whose business address is P.O. Box 244, Zurich, Switzerland CH-8021; Mr. Padegs whose business address is 345 Park Avenue, New York, New York 10154; Mr. Reynolds whose business address is 1300 Post Oak Boulevard, Suite 770, Houston,
Texas  77056; Mr. Sandler whose business address is 477 Madison Avenue,
8th Floor, New York, New York 10022; and Mr. Adolf af Jochnick whose business address is P.O. Box 71859, W. Hartford, Connecticut 06127.
 (2) Includes an aggregate of 1,250,000 shares subject to warrants which are currently exercisable. These shares and warrants are owned by Celox S.A. which is 100% owned by Jonas af Jochnick. Additionally, ORESA Ventures, N.V., an affiliate of Mr. Jochnick, entered into a subscription agreement with the Company in August 1997 to purchase an aggregate of 1,250,000 shares of Common Stock for $500,000. In connection with this private placement, the Company will issue warrants to purchase
1,250,000 shares.
 (3) Includes an aggregate of 239,000 shares subject to options, warrants and Series A Preferred Stock which are currently exercisable.
 (4) Includes an aggregate of 198,000 shares subject to options, warrants and Series A Preferred Stock which are currently exercisable.
 (5) Includes an aggregate of 140,250 shares subject to options, warrants and Series A Preferred Stock which are currently exercisable.
 (6) Includes an aggregate of 85,666 shares subject to options, warrants and Series A Preferred Stock which are currently exercisable.
 (7) Includes 142,000 shares subject to options, warrants and Series A Preferred Stock which are currently exercisable.
 (8) Includes 100,000 shares subject to options and a warrant which are currently exercisable.
 (9) Includes 26,000 shares subject to options and warrants which are currently exercisable.
(10) Includes 25,000 shares subject to options which are currently exercisable.
(11) Includes an aggregate of 2,205,916 shares subject to options, warrants and Series A Preferred Stock which are currently exercisable.

COMPENSATION

     The following table sets forth information with respect to the chief executive officer and the only executive officer of the Company who received total annual salary and bonus for the fiscal year ended December 31, 1996, in excess of $100,000:

                          Summary Compensation Table


                                                                      Long-Term Compensation

                                     Annual Compensation (1)                       Securities
                                                                                   Underlying
Name and Principal    Fiscal                         All Other      Restricted      Options
Position               Year      Salary    Bonus     Compensation   Stock Awards  and Warrants
Robert Knauss,         1996     $120,000   $    0        $0              $0               0
 Chief Executive       1995      120,000   75,000 (2)     0               0         125,000 (3)
  Officer              1994       33,967        0         0               0          35,000

James Goodchild,       1996     $120,000  $     0        $0              $0               0
 Chief Operating and   1995      120,000   50,000 (2)     0               0         140,000 (3)
 Financial Officer     1994      115,583   30,000         0               0          50,000

 (1) None of the named executive officers received perquisites or other benefits valued in excess of 10% of the total of reported annual salary and bonus.
 (2) The bonus for 1995 consists of cash payments of $37,500 and $25,000 and the issuance of 25,000 and 16,667 shares of the Company's common stock to Messrs. Knauss and Goodchild, respectively.
 (3) Of these options and warrants, 35,000 and 50,000 stock options were originally granted in October 1994 to Messrs. Knauss and Goodchild, respectively, at an exercise price of $2.875 per share. In August
1995, these options were repriced at $1.125 per share.

Stock Options

     In September 1992, the Company adopted its 1992 Equity Incentive Plan ("Plan"), which was amended effective March 1995 and December 1995. The Plan provides for the issuance of incentive stock options and non-qualified options. An aggregate of 1,500,000 shares of the Company's Common Stock may be issued pursuant to options granted under the Plan to employees, non-employee directors and consultants, subject to evergreen provisions included in the Plan. The Plan is administered by the compensation committee of the Company's Board of Directors. The compensation committee has the authority to determine, among other things, the size, exercise price and other terms and conditions of awards made under the Plan. Subject to certain restrictions, the exercise price of incentive stock options may be no less than 100% of fair market value of a share of Common Stock on the date of grant. As of the date of this Proxy Statement, options to purchase an aggregate of 589,000 shares were outstanding under the Plan. Such options include: (i) options to purchase 247,000 shares of Common Stock at an exercise price of $1.125 per share, which options are currently exercisable and expire in October 1999,
(ii) options to purchase 32,000 shares of Common Stock at an exercise price of $0.50 per share, which options are currently exercisable and expire in October 1999; (iii) options to purchase 42,000 shares of Common Stock at an exercise price of $0.50 per share, which are currently exercisable and expire in December 1999; (iv) options to purchase 208,000 shares of Common Stock at an exercise price of $1.375 per share, which options are currently exercisable and expire in December 2000; (v) options to purchase 10,000 shares of Common Stock at an exercise price of $1.875 per share, which options are currently exercisable and expire in April 2001, (vi) options to purchase 25,000 shares of common stock at an exercise price of $0.75 per share, which options are currently exercisable and expire in September 2001, and (vii) options to purchase 25,000 shares of common stock at an exercise price of $0.8125 per share, which options are currently exercisable and expire in December 2001. In August 1995, the Board of Directors repriced the options that were previously exercisable for $2.875 per share to $1.125 per share which is a price more consistent with current market prices. Such repricing was in consideration of services rendered in lieu of granting additional options to the holders.

     The following table shows, as to the named executive officers, information concerning individual grants of stock options and warrants during 1996. These options and warrants are currently exercisable.

                    Option/Warrant Grants in Last Fiscal Year

                      Number of          % of Total
                      Securities      Options/Warrants
                      Underlying         Granted to
                   Options/Warrants     Employees in    Exercise Price
Name                   Granted              1996          Per Share     Expiration Date
Robert L. Knauss      25,000             41.67             $0.75        May 2001
James W. Goodchild         0              0.00               N/A        N/A
David A. Grossman     25,000             41.67             $0.75        September 2001

     The following table shows, as to the named executive officers, information concerning aggregate stock option and warrant exercises during 1996 and the stock option and warrant values as of December 31, 1996.

      Aggregated Option and Warrant Exercises in Last Fiscal Year
                 and Year End Option and Warrant Values

                                           Number of Securities
                                               Underlying        Value of Unexercised
                                              Unexercised            In-the-Money
                                           Options/Warrants at   Options/Warrnats at
                   Shares                  December 31, 1996     December 31, 1996
                 Acquired on      Value       Exercisable/          Exercisable/
Name               Exercise      Realized    Unexercisable         Unexercisable
Robert L. Knauss         0          $0       134,500/30,000            $0/$0
James W. Goodchild  26,666           0       130,334/30,000        $2,083/$0
David A. Grossman        0           0        25,000/0                 $0/$0


     The Company has not established, nor does it provide for, long-term incentive plans or defined benefit or actuarial plans.

Certain Transactions

     Effective June 30, 1995, $125,000 in aggregate principal amount of notes payable to Mr. Knauss was converted into 12,500 shares of Preferred Stock, convertible into 62,500 shares of Common Stock. In December 1995, Mr. Knauss advanced an aggregate of $20,000 bearing interest at a rate of 10% per annum, which was repaid in March 1996. In connection with this advance, the Company issued Mr. Knauss warrants to purchase an aggregate of 2,000 shares of Common Stock at a price of $1.00 per share, which warrants are currently exercisable and expire in December 2000. In May 1996, Mr. Knauss loaned an aggregate of $250,000 to the Company, which loan bears interest at a rate of 14% per annum. In connection with this loan, Mr. Knauss received a warrant to purchase 25,000 shares of Common Stock at an exercise price of $0.75 per share, which warrant became exercisable in May 1996 and expires in May 2001. Mr. Knauss has received renewal fees aggregating $25,000 for renewals of this loan through March 12, 1997. In May 1997, Mr. Knauss advanced an aggregate of $10,000, bearing interest at a rate of 12% per annum. In connection with this advance, the Company issued Mr. Knauss warrants to purchase an aggregate of 1,000 shares of common stock at a price of $0.50 per share, which warrants are currently exercisable and expire in May 2002.

     In March 1995, the Gregory Family Partnership, an affiliate of Dr. Gregory, loaned $100,000 to the Company, which loan bears interest at a rate of 10% per annum. In connection with this loan, Dr. Gregory's affiliate received a warrant to purchase 10,000 shares at an exercise price of $1.00 per share, which warrant became exercisable in August 1995 and expires in October 1999. Effective June 30, 1995, $235,000 in aggregate principal amount of notes payable to Dr. Gregory or his affiliates was converted to 23,500 shares of Preferred Stock, which are convertible into 117,500 shares of Common Stock. In December 1995, an affiliate of Dr. Gregory advanced an aggregate of $20,000 bearing interest at a rate of 10% per annum, which was repaid in March 1996. In connection with this advance, the Company issued Dr. Gregory's affiliate warrants to purchase an aggregate of 2,000 shares of Common Stock at a price of $1.00 per share, which warrants are currently exercisable and expire in December 2000. In May 1997, Mr. Gregory and the Gregory Family Partnership advanced an aggregate of $10,000, bearing interest at a rate of 12% per annum. In connection with this advance, the Company issued Mr. Gregory and the Gregory Family Partnership warrants to purchase an aggregate of 1,000 shares of common stock at a price of $0.50 per share, which warrants are currently exercisable and expire in May 2002.

     Effective June 30, 1995, a $50,000 note payable to Mr. Davier was converted to 5,000 shares of Preferred Stock, which are convertible into 25,000 shares of Common Stock.

     In May 1994, Baltic World Holdings, a company owned by Messrs. Knauss, Davier and Gregory, leased two Boeing 727 aircraft from an unaffiliated third party for an aggregate monthly lease payment of $61,378. These airplanes were subleased by this affiliate to BIA for an aggregate monthly lease payment of $80,000. The affiliate assigned all of the revenues and expenses under the leases and subleases to the Company and the Company guaranteed the affiliate's obligations under the leases. The Company returned the aircraft to the owner in 1996.

     In March 1995, Mr. Padegs advanced $50,000 to the Company, which loan bears interest at a rate of 10% per annum. In connection with this loan, Mr. Padegs received a warrant to purchase 5,000 shares at an exercise price of $1.00 per share, which warrant became exercisable in August 1995 and expires in October 1999. Effective June 30, 1995, $75,000 in aggregate principal amount of notes payable to Mr. Padegs was converted to 7,500 shares of Preferred Stock, which are convertible into 37,500 shares of Common Stock. In December 1995, Mr. Padegs advanced an aggregate of $20,000, bearing interest at a rate of 10% per annum, which was repaid in March 1996. In connection with this advance, the Company issued Mr. Padegs warrants to purchase an aggregate of 2,000 shares of Common Stock at a price of $1.00 per share, which warrants are currently exercisable and expire in December 2000. In October 1996, Mr. Padegs advanced an aggregate of $10,000, bearing interest at a rate of 12% per annum. In connection with this advance, the Company issued Mr. Padegs warrants to purchase an aggregate of 1,000 shares of common stock at a price of $0.5625 per share, which warrants are currently exercisable and expire in October 2001. In May 1997, Mr. Padegs advanced an aggregate of $10,000, bearing interest at a rate of 12% per annum. In connection with this advance, the Company issued Mr. Padegs warrants to purchase an aggregate of 1,000 shares of common stock at a price of $0.50 per share, which warrants are currently exercisable and expire in May 2002.

     In May 1997, Mr. Reynolds advanced an aggregate of $10,000, bearing interest at a rate of 12% per annum. In connection with this advance, the Company issued Mr. Reynolds warrants to purchase an aggregate of 1,000 shares of common stock at a price of $0.50 per share, which warrants are currently exercisable and expire in May 2002.

     Effective June 30, 1995, a $50,000 note payable to Mr. Goodchild was converted to 5,000 shares of Preferred Stock, which are convertible into 25,000 shares of Common Stock. In December 1995, Mr. Goodchild advanced an aggregate of $20,000, bearing interest at a rate of 10% per annum, which was repaid in March 1996. In connection with this advance, the Company issued Mr. Goodchild warrants to purchase an aggregate of 2,000 shares of Common Stock at a price of $1.00 per share, which warrants are currently exercisable and expire in December 2000.

     In December 1994, Mr. Knauss guaranteed a $50,000 bank loan to the Company. In March 1995, the principal amount of this loan was increased to $100,000, the interest rate was increased from 10.5% to 11.25% per annum and Mr. Davier was added as a guarantor. The balance of the loan is $41,000 at June 30, 1997 and is being amortized through monthly payments until the end of 1997.

     In June 1995, Mr. Sandler purchased 25,000 shares of Common Stock for $25,000. In August 1995, the Company issued a warrant to purchase 55,000 shares at an exercise price of $1.00 per share to Mr. Sandler for services rendered prior to his election to the board. This warrant expires in August 2000.

     In July 1997, ORESA Ventures N.V., an affiliate of Mr. Jonas af Jochnick, advanced $500,000 to the Company, bearing interest at a rate of 13% per annum. This loan is due the earlier of November 11, 1997 or the date in which the funding of an equity placement in the aggregate amount of $2,500,000 is received by the Company.

     In August 1997, Celox S.A., an affiliate of Mr. Jonas af Jochnick, purchased an aggregate of 1,250,000 shares of Common Stock for $500,000. In connection with this private placement, the Company issued warrants to purchase 1,250,000 shares at an exercise price of $0.65 per share, which warrants are currently exercisable and expire in August 2002.
Additionally in August 1997, ORESA Ventures, N.V. entered into a subscription agreement with the Company to purchase an aggregate of 1,250,000 shares of Common Stock for $500,000. In connection with this private placement, the Company will issue warrants to purchase 1,250,000 shares at an exercise price of $0. 65 per share, which warrants will be currently exercisable and expire in August 2002. The Company expects the funding of this $500,000 from ORESA Ventures, N.V. to occur during late August. The shares underlying this private placement have not been issued as of the record date, and therefore, are not entitled to vote at the Meeting.

     Management believes that all prior related party transactions are on terms no less favorable to the Company as could be obtained from unaffiliated third parties. All ongoing and future transactions with such persons, including any loans to such persons, will be approved by a majority of disinterested, independent outside members of the Company's Board of Directors.

                                 OTHER MATTERS

     Management is not aware of any other matters to be presented for action at the Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matter.

                             COST OF SOLICITATION

     The Company will bear the costs of the solicitation of proxies from its shareholders. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation but may be reimbursed for out-of-pocket expenses in connection with the solicitation. Arrangements are also being made with brokerage houses and any other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company, and the Company will reimburse the brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

                              SHAREHOLDER PROPOSALS

     Proposals by shareholders intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than January 18, 1998.

                                     By Order of the Board of Directors



                                     David A. Grossman, Corporate Secretary

Houston, Texas
August 18, 1997



PROXY                      BALTIC INTERNATIONAL USA, INC.              PROXY

              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 12, 1997

The undersigned hereby appoints Robert L. Knauss and James W. Goodchild the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of BALTIC INTERNATIONAL USA, INC. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of BALTIC INTERNATIONAL USA, INC. to be held at the University Club, Library Room, 5051 Westheimer, Post Oak Tower, Suite 355, Houston, Texas on Friday, September 12, 1997, 9:30 a.m., and any and all adjournments thereof, with all of the powers which the undersigned would possess if personally present, for the following purposes (the Board of Directors recommends a vote FOR each item):

1. Approval of the election of nine Directors for the terms set forth in the attached Proxy Statement.

CLASS I
NOMINEES:
Homi M. Davier
Paul R. Gregory
Morris A. Sandler

CLASS II
NOMINEES:
James W. Goodchild
Adolf af Jochnick
Ted Reynolds

CLASS III
NOMINEES:
Jonas af Jochnick
Robert L. Knauss
Juris Padegs

[   ]  FOR ALL NOMINEES
[   ]  WITHHOLD ALL NOMINEES
[   ]  FOR ALL NOMINEES
EXCEPT THE FOLLOWING:

_________________________________________


                                                  For    Against   Abstain
2.  Approval and ratification of amendments to
the Articles of Incorporation                    [   ]    [   ]     [   ]
                                    (Continued and to be signed on other side)


(Continued from other side)
                                                  For    Against   Abstain
3.  Ratification of the selection of Arthur
Andersen as independent accountants of the
Company for the fiscal year ending
December 31, 1997.                               [   ]    [   ]     [   ]
4.  Approval and ratification of an amendment to
the 1992 Equity Incentive Plan.                  [   ]    [   ]     [   ]
5. The proxies are authorized to vote as they determine in their discretion upon such other business as may properly come before the meeting.

This Proxy will be voted for the choices specified. If no choice is specified for Items 1, 2, 3 and 4, this Proxy will be voted FOR these items.

Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

DATED:  ___________________________________
                                               _____________________________
                                                (Signature)

                                                _____________________________
                                                (Signature if jointly held)

                                              Please sign exactly as name
                                              appears on stock certificate(s).
                                              Joint owners should each sign.
                                              Trustees and others acting in a
                                              representative capacity should
                                              indicate the capacity in which
                                              they sign.